SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 6, 2000

CONTINENTAL AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware 0-09781 74-2099724

(State or other (Commission (IRS Employer

jurisdiction of File Number) Identification No.)

incorporation)

1600 Smith, HQSEO, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 324-2950

(Registrant's telephone number, including area code)

Item 5. Other Events.

On November 6, 2000, Continental Airlines, Inc. (the "Company") and Northwest Airlines issued a joint press release announcing that they had reached an agreement in principle regarding the recapitalization of the Company's Class A common stock, the repurchase by the Company of certain Class A common stock of the Company owned by Northwest and related matters as part of a proposal to settle Civil Action No. 98-74611 (United States of America v. Northwest Airlines Corp. and Continental Airlines, Inc.).

The press release, the Agreement in Principle and the related Class A Recapitalization Term Sheet are filed as exhibits to this report.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

      Press Release

      Agreement in Principle

      Class A Recapitalization Term Sheet

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL AIRLINES, INC.

By /s/ Jeffery A. Smisek

Jeffery A. Smisek

Executive Vice President and

General Counsel

November 6, 2000

EXHIBIT INDEX

    Press Release

    Agreement in Principle

    Class A Recapitalization Term Sheet